Exhibit 10.26
BLACKBAUD, INC.
2004 STOCK PLAN
NOTICE OF RESTRICTED STOCK GRANT
     Blackbaud, Inc. (the “Company”) hereby grants you,                      (the “Grantee”), shares of restricted common stock of the Company. Subject to the provisions of the Terms and Conditions of Restricted Stock Grant attached hereto as Appendix A and the 2004 Stock Plan attached hereto as Appendix B, the principal features of this grant are as follows:

Date of Grant:

Number of Shares:

Vesting Commencement Date:

Vesting Schedule:	One fourth of the shares shall vest on [____________]
One fourth of the shares shall vest on [____________]
One fourth of the shares shall vest on [____________]
One fourth of the shares shall vest on [____________]

This Vesting Schedule only applies provided that such
Grantee remains an employee or director of, or consultant to, the Company as of each such vesting date.
IMPORTANT:
     Your signature below indicates your agreement and understanding that this grant is subject to all of the Terms and Conditions of Restricted Stock Grant contained in Appendix A and the 2004 Stock Plan attached in Appendix B.

Dated: , 20 .

Grantee:	BLACKBAUD, INC.

By:

Title:

Print Name

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT
     1. Definitions. As used herein, the following definitions will apply:
          (a) “Agreement” means this Restricted Stock Grant.
          (b) “Board” means the Board of Directors of the Company.
          (c) “Committee” means the Compensation Committee of the Board or other persons appointed by the Board.
          (d) “Common Stock” means the common stock of the Company.
          (e) “Company” means Blackbaud, Inc. and any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with Blackbaud, Inc.
          (f) “Grant” means the grant of Shares pursuant to this Agreement.
          (g) “Shares” means Shares of restricted Common Stock issued pursuant to this Agreement
     2. Grant. The Company hereby grants to the Grantee that number of Shares set forth in the Notice of Restricted Stock Grant to which this Agreement is attached, subject in all respects to the terms and conditions in this Agreement and the terms, definitions and provisions of the Blackbaud, Inc. 2004 Stock Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
     3. Shares Held in Escrow. Unless and until the Shares have vested in the manner set forth in Sections 4 or 5, such Shares will be issued in the name of the Grantee and held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and will not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares or otherwise note in its records as to the restrictions on transfer set forth in this Agreement. The certificate or certificates representing the Shares will not be delivered by the Escrow Agent to the Grantee unless and until such Shares have vested and all other terms and conditions in this Agreement have been satisfied.
     4. Vesting Schedule. Except as provided in Section 5, and subject to Section 6, the Shares subject to this Agreement will vest as set forth in the Notice of Restricted Stock Grant to which this Agreement is attached. Vesting will occur only if the Grantee remains an employee or director of, or consultant to, the Company through the applicable vesting date.
     5. Committee Discretion. The Board or Committee, in its discretion, shall have the right to accelerate the vesting of the balance, or some portion of the balance, of the unvested Shares at any time. If so accelerated, such Shares will be considered as having vested as of the date specified by the Board or Committee.

     6. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Shares that have not vested pursuant to Sections 4 or 5 will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date the Grantee ceases to be an employee or director of, or consultant to, the Company. The Grantee hereby appoints the Escrow Agent with full power of substitution, as the Grantee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Grantee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon forfeiture.
     For purposes of this Agreement, employment, directorship or consultancy shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which Grantee’s right to re-engagement with the Company is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Company shall not be considered an interruption of employment, directorship or consultancy, provided that such written approval contractually obligates the Company to continue the engagement of the Grantee after the approved period of absence; provided, that the foregoing approval requirement shall not apply to a leave of absence guaranteed by statute or contract. For purposes of this Agreement, a change in status from employee to a consultant or director, from a director to an employee or consultant, or from a consultant or director to employee, will not constitute a termination of employment.
     7. Withholding of Taxes.
          (a) Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares may be released from the escrow established pursuant to Section 3 unless and until satisfactory arrangements (as determined by the Committee) will have been made by the Grantee with respect to the payment of income and employment taxes in respect of the amount that is considered compensation includable in such person’s gross income, which the Company determines must be withheld with respect to such Shares, pursuant to Section 3402(a) of the Code and any applicable state statute or regulation.
          (b) At the sole and absolute discretion of the Committee, the Grantee may pay all or any part of the total estimated federal and state income tax liability arising out of the receipt of such Shares, (a “Tax Event”) by tendering already-owned Shares or by directing the Company to withhold Shares otherwise to be transferred to the holder of such Shares as a result of the receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more shares may be withheld than are necessary to satisfy the holder’s actual minimum withholding obligation with respect to the exercise of the Grant. In such event, the holder of such Shares must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned Shares or having Shares withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined. For purposes of this Section, Shares shall be valued at their fair market value on the date that the amount of the tax withholdings is to be determined.
     8. Tax Consequences. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price for the Shares, which shall be $0.00 for the Grant of shares hereunder, and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. The Grantee understands that the Grantee may elect to be taxed at the time the Shares are received rather than when the restrictions on the Shares lapse by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days from the date of grant. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT A-1 HERETO.
     THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES, INCLUDING THE COMPANY’S LEGAL COUNSEL, TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.
     9. Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee or the Escrow Agent.
     10. No Effect on Employment. The Grantee’s employment with the Company is on an at-will basis only. Accordingly, the terms of the Grantee’s employment with the Company will be determined from time to time by the Company, and the Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Grantee at any time for any reason whatsoever, with or without good cause. For the purposes of this Section, employment shall also refer to consultancy or directorships.
     11. Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off or any other change in the corporate structure or shares of the Company), the Shares shall be adjusted or replaced with the number and kind of securities determined on the same basis as for all other issued and outstanding shares of Common Stock.
     12. Grant is Not Transferable. This Grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Grant and the rights and privileges conferred hereby immediately will become null and void.
     13. Additional Conditions to Release from Escrow. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the release of such Shares from the escrow established pursuant to Section 3, such release will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
     14. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

     15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or by the Company forthwith to the Company’s Board of Directors or the Committee that administers the Plan, which shall timely review such dispute. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or this Grant.
     16. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     17. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
     18. 2004 Stock Plan. Grantee acknowledges receipt of a copy of the Plan and represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts this Grant subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Grant in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant and fully understands all provisions of the Grant.

EXHIBIT A-1
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to the above-referenced statutory provision, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer with respect to the property described below.
1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows.

NAME OF TAXPAYER:	SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF TAXPAYER SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares (the “Shares”) of the Common Stock of Blackbaud, Inc. (the “Company”).

3.	The date of transfer was: , 20 .

4.	The property is subject to the following restrictions: The Shares may not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated until the Shares have vested.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ per share.

6.	The amount paid for such property was: $0.00 per share.
     The undersigned has submitted a copy of this statement to the Company in connection with the undersigned’s receipt of above-described property. The transferee of such property is the person who performed the services in connection with the transfer of such property.

Dated:
Taxpayer
The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

APPENDIX B
BLACKBAUD, INC. 2004 STOCK PLAN
[Filed as Exhibit 10.20 to Blackbaud, Inc.’s
Form 8-K filed with the SEC on June 20, 2006.]